Exhibit 3.2

CHESAPEAKE UTILITIES CORPORATION AMENDED AND RESTATED BYLAWS May 7, 2025

ARTICLE I OFFICES

1.1 Registered Office. The address of the Corporation's registered office in the State of Delaware and the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II STOCKHOLDERS' MEETINGS

2.1 Location of Meetings. Annual and special meetings of the stockholders shall be held at such place, if any, within or outside the State of Delaware, as the Board may, from time to time, fix. If authorized by the Board in its sole discretion, meetings of stockholders may be held by means of remote communication in accordance with Section 211 of the Delaware General Corporation Law (the “DGCL”).

2.2 Annual Meeting. The annual meeting of stockholders shall be held at such time and place, if any, within or outside of the State of Delaware, or by means of remote communication, as shall be designated by the Board and stated in the notice of the meeting. At the annual meeting the stockholders shall elect the directors of the Corporation and may transact any other business that is properly brought before the meeting. The Board may postpone, reschedule or cancel any previously scheduled meeting of stockholders.

2.3 Business at Annual Meetings; Advance Notice Provision.

            (a) No business may be transacted at an annual meeting of stockholders, other than business that is of proper matter for stockholder action and as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder of record of the Corporation (A) who was a stockholder of record at the time of the giving of the notice contemplated in this Section 2.3, (B) who is entitled to vote at such annual meeting, and (C) who complies with the notice procedures set forth in Section 2.3(b) below as to any business submitted by a stockholder other than director nominations which shall be governed exclusively by Section 3.3 below. This Section 2.3 shall be the exclusive means for a stockholder to submit business, other than director nominations, before an annual meeting of stockholders (other than proposals brought under Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws. A stockholder that submits business before an annual meeting of the stockholders under this Section 2.3 shall appear personally or through its qualified representative at the annual meeting to present such business.

(b) For any business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. This subsection (b) shall constitute an “advance notice provision” for annual meetings of stockholders for purposes of Rule 14a-4(c)(1) under the Exchange Act. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the later of (i) the close of business on the 90th day prior to the date of such annual meeting and (ii) the close of business on the 10th day following the date on which public announcement of the date of the annual meeting is first made by the

Corporation. In no event shall any adjournment or postponement of an annual meeting of stockholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder's notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting the following information, and shall include a representation as to the accuracy of the information: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are directly or indirectly, owned beneficially and/or of record by the stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any option, warrant, convertible, security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the stockholder or by the beneficial owner, if any, on whose behalf the proposal is made and any other direct or indirect opportunity of such stockholder or beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder or beneficial owner, if any, has a right to vote or has granted a right to vote any shares of any security of the Corporation, (F) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the stockholder or beneficial owner, if any, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) a description of any contract, arrangement or understanding with respect to any rights to dividends on the shares of the Corporation owned beneficially by the stockholder and beneficial owner, if any, that are separated or separable pursuant to such contract, arrangement or understanding from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (I) any arrangement, rights or other interests described in subsections (C) through (H) held by such stockholder's, such beneficial owner’s, if any, respective affiliates or associates (each of the foregoing, a “Stockholder Associated Person”), (J) any other information related to the stockholder, beneficial owner, if any, or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (K) any material interest of the stockholder, or beneficial owner, if any, in such business, (L) a description of all contracts, arrangements and understandings between such stockholder, beneficial owner, if any, or any Stockholder Associated Person, including their names, in connection with the proposal of such business by such stockholder, (M) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (N) a representation whether such stockholder, any beneficial owner or any Stockholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal, and (O) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The information described in subsections (C) through (I) is hereinafter collectively referred to as the “Ownership and Rights Information.”

(c) The foregoing notice requirements of this Section 2.3 shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. Except as otherwise provided by law, at any meeting of stockholders, the chair of the meeting (and, in advance of any meeting of stockholders, the Board) shall (i) determine whether any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 2.3 (including whether the stockholder, beneficial owner, if any, on whose behalf the proposal is made or any Stockholder Associated Person, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (b)(N) of this Section 2.3) and (ii) if any proposed business was not made in compliance with this Section 2.3, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that such proposal is included in the Corporation’s proxy statement, notice of meeting or other proxy materials for the meeting (or any supplement thereto) and notwithstanding that proxies in respect of such matter may have been received by the Corporation. For purposes of this Section 2.3 and Section 3.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(d) Notwithstanding the foregoing or any other provisions of these Bylaws, including Section 3.3 below, a stockholder shall comply with all applicable laws, regulations and requirements, including requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business or nominations to be considered pursuant to this Section 2.3 or Section 3.3, as applicable, below.

(e) Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of stockholder proposals that are, or that the submitting stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

(f) A stockholder providing notice of business proposed to be brought before a meeting pursuant to this Section 2.3 shall promptly update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to clauses (b)(A)-(L) and (O) of this Section 2.3 shall be true and correct (i) as of the record date for notice and voting at the meeting and (ii) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (A) in the case of any update and supplement required to be made as of any record date for the meeting that is at least 10 days prior to the meeting, not later than five days after such record date for the meeting and (B) in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof, not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this clause (f) of Section 2.3 shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(g) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto). For purposes of this Section 2.3 and Section 3.3 of these Bylaws, (i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, (ii) “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day and (iii) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York.

2.4 Notice of Annual Meeting. Notice of the annual meeting of stockholders shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten but not more than sixty days prior to the meeting, unless otherwise required by law. Such notice shall state the location, if any, the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and the date and hour of the meeting, but the notice need not specify the business to be transacted thereat.

2.5 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, and not at the request of any other person or persons. Such request must state the purpose or purposes of the proposed meeting.

2.6 Notice of Special Meetings. Notice of a special meeting of stockholders shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten but not more than sixty days prior to the meeting unless otherwise required by law. Such notice shall state the location, if any, the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and the date and hour of the meeting and shall describe the business to be addressed at the meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice.

2.7 Chair at Stockholder Meetings. The chair of each annual and special meeting of stockholders shall be the Chair of the Board or, in the absence of the Chair of the Board, the Lead Director or, in the absence of the Lead Director, such other director or officer as shall be appointed by the Board.

2.8 Quorum; Adjournment. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. Even if a quorum is present or represented at any meeting of the stockholders, the presiding officer of the meeting or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time. If the time and place of the adjourned meeting are announced at any meeting at which an adjournment is taken or are provided in any other manner permitted by the DGCL, no further notice of the adjourned meeting need be given; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

2.9 Vote Required. In all matters other than the election of Directors, the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before a meeting at which a quorum is present unless the question is one upon which by express provision of the Certificate of Incorporation or of these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, a minimum or different vote is required in which case such minimum or different vote shall be the required vote for such matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the election of directors.

2.10 Voting; Proxies. At any meeting of the stockholders every holder of shares entitled to vote thereat shall be entitled to vote in person, or by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder's name on the books of the Corporation.

2.11 Stockholder Lists. The Corporation shall prepare and maintain, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each. Such list shall be open for a period of at least ten days ending on the day before the meeting date for examination by any stockholder for any purpose germane to the meeting (i) during ordinary business hours at the principal place of business of the Corporation or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

2.12 Action Without Meeting. No action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent to the taking of any action is specifically denied.

2.13 Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III DIRECTORS

3.1 Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Composition of the Board.

            (a) The number of Directors which shall constitute the Board shall be fixed from time to time by resolution of a majority of directors in office (so long as a quorum is present); provided, that their number shall not be less than five or more than fifteen. Directors shall be elected at the annual meeting of the stockholders for the term as set forth in the Certificate of Incorporation, and each Director shall be elected to serve until such Director's successor shall be elected and shall qualify. Directors shall be stockholders. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the Chair of the Board who shall perform such duties as are specified in these Bylaws or are properly required of the Chair by the Board of Directors.

            (b) The Board, at its first meeting after each annual meeting of stockholders or at such other time as determined by the Board, shall elect the Chair of the Board. The Board may elect a Lead Director if the Chair of the Board is or was formerly an employee of the Corporation; provided that at the time a person is elected as Lead Director such person shall have been determined by the Board to be independent under standards approved by the Board. The Board may also elect such other positions with respect to the Board as the Board may deem expedient. The Board shall fill any vacancy in the position of Chair of the Board, Lead Director, and such other positions, as applicable, at such time and in such manner as the Board shall determine. The Chair of the Board, any Lead Director or any other person appointed by the Board to any other position with respect to the Board (i) shall hold such position at the pleasure of the Board, and (ii) may be removed from such position at any time by the Board. The Chair of the Board, any Lead Director, and any other person appointed by the Board to any other position with respect to the Board shall have such powers and perform such duties as are specified in these Bylaws or as otherwise determined by the Board.

(i) Duties of the Chair of the Board: The Chair of the Board shall preside at all meetings of stockholders and the Board. The Chair of the Board shall perform such other duties and have such other powers as the Board shall designate from time to time.

(ii) Duties of the Lead Director: The Lead Director, if any, shall coordinate the activities of the other non-employee directors and to perform such other duties and have such other powers as the Board shall designate from time to time. The Lead Director shall preside at sessions of the independent and non-employee directors of the Board and in the absence of the Chair shall preside at meetings of the Board.

3.3 Nominations.

            (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who was a stockholder of record at the time of the giving of the notice contemplated in this Section 3.3, (y) who is entitled to vote at such meeting and (z) who complies with the notice procedures set forth in this Section 3.3.

            (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the later of (x) the close of business on the 90th day prior to the date of such meeting and (y) the close of business on the 10th day following the date on which public announcement of the date of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the date on which public announcement of the date of the special meeting at which directors are to be elected is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting or special meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.3. The number of nominees a stockholder may nominate for election at an annual or special meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at an annual or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting.

(c) Notwithstanding anything in paragraph (b) of this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased effective after the time period for which nominations would otherwise be due under paragraph (b) of this Section 3.3 and there is no public announcement by the Corporation naming all of the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which public announcement is first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, any Stockholder Associated Person and each proposed nominee and any other person(s), including their names, (D) the Ownership and Rights Information (as defined in Section 2.3) with respect to the stockholder, any beneficial owner and any Stockholder Associated Person, (E) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (F) a representation whether such stockholder, any beneficial owner or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee, (y) otherwise to solicit proxies or votes from stockholders in support of such nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act and (G) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in the Corporation’s proxy statement and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation.

(e) Except as otherwise provided by law, at any meeting of stockholders, the chair of the meeting (and, in advance of any meeting of stockholders, the Board) shall (x) determine whether any nomination was made in accordance with the provisions of this Section 3.3 (including whether the stockholder, beneficial owner, if any, on whose behalf the nomination is made or any Stockholder Associated Person, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (d)(ii)(F) of this Section 3.3) and (y) if any nomination was not made in compliance with this Section 3.3, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, if the stockholder (or a qualified representative (as defined in Section 2.3) of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for the meeting (or any supplement thereto) and notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder, beneficial owner or Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder, beneficial owner or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner or such Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f) In addition to the provisions of this Section 3.3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(g) A stockholder providing notice of a proposed nomination for election to the Board pursuant to this Section 3.3 shall promptly update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to clauses (d)(i)(A)-(D) and (d)(ii)(A)-(D) and (G) of this Section 3.3 shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of any update and supplement required to be made as of any record date for the meeting that is at least 10 days prior to the meeting, not later than five days after such record date for the meeting and (ii) in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof, not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this clause (g) of Section 3.3 shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees.

(h) In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or re-election as a director of the Corporation, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 3.3, in accordance with the time periods for delivery of timely notice under this Section 3.3), to the Secretary of the Corporation at the principal executive offices of the Corporation a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request within ten (10) days of such request) and a written representation and agreement (in the form provided by the Secretary upon written request within ten (10) days of such request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(i) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

3.4 Vacancies and Newly Created Directorship. If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise or if the size of the Board is increased, a majority of the remaining Directors, though less than a quorum, shall choose a successor or fill such newly created directorship, who shall hold office until the next Annual Meeting of Stockholders at which such Director shall stand for election in accordance with the Certificate of Incorporation, and until such Director's successor shall be elected and qualified.

3.5 Resignation. Any Director of the Corporation may resign from the Board of Directors at any time by giving written notice to the Chair of the Board and contemporaneously to the Secretary of the Corporation. The resignation shall be effective at the time stated therein, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

3.6 Meetings Generally. The Board of Directors may hold meetings, both regular and special, at such times and places either within or without the State of Delaware, or by means of remote communication, as shall from time to time be determined by the Board.

3.7 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, if any, as shall be fixed by resolution of the Board. No notice shall be required for regular meetings held pursuant to such resolution, except that the Secretary of the Corporation shall promptly provide a copy of such resolution to any Director who is absent when such resolution is adopted. In case any scheduled meeting of the Board is not held on the day fixed therefore, the Directors shall cause the meeting to be held as soon thereafter as is convenient. At such regular meetings directors may transact such business as may be brought before the meeting.

3.8 Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Lead Director, or by the Chief Executive Officer by twenty-four (24) hours’ notice to each Director, either personally, by telephone, by mail, or by electronic transmission; special meetings shall be called by the Chair of the Board, the Lead Director, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two Directors.

3.9 First Meeting. The first meeting of each newly elected Board shall be held immediately after the annual meeting of stockholders and at the same place, if any, and no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held, the Directors shall cause the meeting to be held as soon thereafter as is convenient.

3.10 Organization. The Chair of the Board shall preside at all meetings of the Board, provided that the Chair may designate the Chief Executive Officer to preside in the Chair's stead provided that the Chief Executive Officer is also a Director. In the Chair's absence, the Lead Director shall preside. In the absence of the Chair of the Board and the Lead Director, the Board shall appoint a director to preside. The Secretary of the Corporation, or if the Secretary is not present, one of the Assistant Secretaries, in the order determined by the Board, or if an Assistant Secretary is not present, a person designated by the Board, shall take the minutes of the meeting.

3.11 Quorum; Adjournment. At all meetings of the Board a majority of the number of directors fixed by the Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these Bylaws. Whether or not a quorum is present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting.

3.12 Participation by Electronic Means. Any one or more Directors may participate in a meeting of the Board or any committee thereof by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall be deemed attendance in person at that meeting.

3.13 Action Without Meeting. Any action required to be taken or which may be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents related thereto shall be filed with the records of the meetings of the Board or of the committee, as the case may be. Any action taken pursuant to such consent shall be treated for all purposes as the act of the Board or committee.

3.14 Appointment of Committees. The Board elects to be governed by Section 141(c)(2) of the DGCL. The Board of Directors may designate one or more special or standing committees, each committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

3.15 Meetings of Committees. Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place, if any, and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors. At all committee meetings, a majority of the directors then serving on the committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of committee members present at a meeting at which there is a quorum shall be the act of the committee.

3.16 Powers of Committees. Committees of the Board of Directors, to the extent provided in the Board resolution or permitted by law, shall have and may exercise the powers of the Board of Directors, in the management of the business and affairs of the Corporation, and may have power to authorize the Seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board. Except as the Board of Directors may otherwise determine, a committee may make rules for its conduct, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

3.17 Compensation of Directors. Directors shall be reimbursed for reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid other compensation in whatever form and amount the Board of Directors, by resolution, shall determine to be reasonable. Members of special or standing committees may be allowed like compensation and reimbursement for participation in committee meetings. Nothing contained in this section shall be construed to preclude any Director from serving the Corporation in any other capacity, as officer, agent, employee or otherwise, and being compensated for such service.

ARTICLE IV NOTICES

4.1 Generally.

            (a) Notice to Directors. Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

(b) Notice to Stockholders. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(c) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation or these Bylaws, or by law, a waiver thereof in writing or by electronic transmission given by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully convened.

ARTICLE V OFFICERS

5.1 Officers. The Officers of the Corporation shall be appointed by the Board of Directors and shall be a Chief Executive Officer, President, a Vice President, a Secretary, and a Treasurer. The Board may also appoint additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and such other Officers and agents as it shall deem necessary. Two or more offices may be held by the same person, except that neither the Chief Executive Officer nor the President shall serve as the Secretary.

5.2 Election; Term of Office; Resignation; Removal. The Board of Directors shall elect the Chief Executive Officer, Chief Financial Officer, President, one or more Vice Presidents, the Secretary, the Treasurer, and such other Officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead, or until such time as they may resign or be removed from office. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. In the case of any office other than that of the Chief Executive Officer, Chief Financial Officer, President, Secretary or Treasurer, the officer designated as the Chief Executive Officer may appoint a person to serve in such office, on a temporary basis, until the vacancy is filled by the Board.

5.3 Compensation. The salaries of all Officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

5.4 Designated Officers.

            (a) Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business and affairs of the Corporation and over its Officers, agents, and employees, subject, however, to the oversight of the Board of Directors. The Chief Executive Officer shall report directly to the Board of Directors, and shall perform such duties as are incident to the office of the Chief Executive Officer or are properly specified and authorized by the Board of Directors.

            (b) Chief Financial Officer. The Chief Financial Officer shall have general supervision over the financial operations of the Company and perform such other duties as the Chief Executive Officer or the Board shall prescribe, including having the custody of the corporate funds and securities of the Corporation. The Chief Financial Officer shall render to the Chief Executive Officer, President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Corporation.

            (c) Other Designated Officers. The Board of Directors may designate officers to serve as Chief Operating Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions as determined by the Board of Directors in addition to their duties as Officers as set forth in these Bylaws.

5.5 The President. The President shall report to the Chief Executive Officer, unless the President and Chief Executive Officer is the same person in which case the President shall report to the Board of Directors. The President shall perform such duties as are incident to the office of the President or are properly specified and authorized by the Board of Directors. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

5.6 Vice Presidents. The Vice Presidents, in the order fixed by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

5.7 The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the Seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

5.8 Assistant Secretaries. The Assistant Secretaries, in the order fixed by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

5.9 The Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories or other institutions as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation by check or by electronic or wire transfer, as may be ordered by the Board, taking proper vouchers for such disbursements and shall perform such other duties as the Chief Executive Officer, President, Chief Financial Officer and Directors shall prescribe. The Treasurer shall render to such persons or any of them, whenever they may require it, an account of all transactions as Treasurer.

5.10 Assistant Treasurers. The Assistant Treasurers, in the order fixed by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE VI STOCK CERTIFICATES, TRANSFERS AND RECORD DATE

6.1 Certificates of Stock; Uncertificated Shares. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. The certificates of stock of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. The stock certificates of the Corporation shall be signed by two authorized officers of the Corporation (it being understood that each of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose), and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any or all of the signatures on the certificate may be facsimiles, engraved or printed. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

6.2 Registration of Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if such shares are certificated, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or to register the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be recorded upon the books of the Corporation. The Board of Directors shall have authority to make such rules and regulations not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

6.3 Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any annual or special meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6.5 Lost Certificates. The Corporation may issue (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of such (i) new certificate or certificates or (ii) uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII DIVIDENDS

7.1 Power to Declare Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

7.2 Discretion of the Board. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII MISCELLANEOUS PROVISIONS

8.1 Instruments. All checks, demands for money, notes, deeds, mortgages, bonds, contracts and other instruments of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

8.2 Borrowing. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on behalf of the Corporation, to pledge the Corporation's credit, or to mortgage or pledge the Corporation's real or personal property, except within the scope and to the extent such authority has been delegated to such person by resolution of the Board of Directors. Such authority may be given by the Board and may be general or limited to specific instances.

8.3 Voting Securities of Other Corporations. Subject to any specific direction from the Board of Directors, the officer designated as the Chief Executive Officer of the Corporation, or any other person or persons who may from time to time be designated by the Board of Directors, shall have the authority to vote on behalf of the Corporation the securities of any other corporation or entity which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies or consents for such purpose.

8.4 Fiscal Year. The fiscal year shall begin the first day of January in each year.

8.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, reproduced or otherwise.

8.6 Books and Records of the Corporation. The books and records of the Corporation shall be kept at such places as the Board may from time to time determine.

ARTICLE IX INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1 Right To Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director or Officer of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a Director or Officer and shall inure to the benefit of the person's heirs, executors and administrators. For purposes of this section, persons serving as Director or Officer of the Corporation's direct or indirect wholly-owned subsidiaries shall be deemed to be serving at the Corporation's request.

9.2 Right To Advancement Of Expenses. The right to indemnification conferred in Section 9.1 shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit, or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

9.3 Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses contained in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Corporation's Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

9.4 Employee Benefit Plans. For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director or Officer of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation."

ARTICLE X AMENDMENTS

10.1 Amendment of Bylaws. These Bylaws may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders, provided notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the holders of 75% or more of outstanding shares of capital stock entitled to vote at such meeting and present or represented thereat. The Board of Directors may amend, alter or repeal the Bylaws by the affirmative vote of a majority of the entire Board.